Exhibit 99.1

WATERSTONE FINANCIAL, INC.

WATERSTONE BANK

11200 W. PLANK CT.

WAUWATOSA, WI 53226

Contact:

Mark R. Gerke

Chief Financial Officer

414.459.4012

markgerke@wsbonline.com

FOR IMMEDIATE RELEASE

WATERSTONE FINANCIAL DECLARES REGULAR QUARTERLY CASH DIVIDEND

Wauwatosa, Wis. — 12/15/2022  —  On December 15, 2022, the Board of Directors of Waterstone Financial, Inc. (NASDAQ: WSBF) declared a regular quarterly cash dividend of $0.20 per common share.  The dividend is payable on February 1, 2023, to shareholders of record at the close of business on January 9, 2023.

About Waterstone Financial, Inc:

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Milwaukee/Oklahoma Ave, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

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